EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements of Access Integrated Technologies, Inc. and subsidiaries on Form S-3 (Registration No. 333-123279), Form S-3 (Registration No. 333-127673), Form S-3 (Registration No. 333-129747), Form S-3 (Registration No. 333-136998), Form S-3 (Registration No. 333-140231), Form S-3 (Registration No. 333-142411), Form S-3 (Registration No. 333-144927), Form S-3 (Registration No. 333-146335), Form S-3 (Registration No. 333-150661), Form S-8 (Registration No. 333-124290), and Form S-8 (Registration No. 333-139091) of our report dated June 13, 2008 on our audit of the consolidated balance sheets of Access Integrated Technologies, Inc. and subsidiaries as of March 31, 2007 and 2008 and the related consolidated statements of operations, cash flows and stockholders’ equity for each of the years in the three-year period ended March 31, 2008, and our audit of internal control over financial reporting as of March 31, 2008, which reports appear in this Amendment No. 2 to Form 10-K/A.  We also consent to the reference to our firm under the heading "Experts" in the Registration Statements on Form S-3 (Registration No. 333-123279), Form S-3 (Registration No. 333-127673), Form S-3 (Registration No. 333-129747), Form S-3 (Registration No. 333-136998), Form S-3 (Registration No. 333-140231), Form S-3 (Registration No. 333-142411), Form S-3 (Registration No. 333-144927), Form S-3 (Registration No. 333-146335), and Form S-3 (Registration No. 333-150661).

/s/ Eisner LLP

Florham Park, New Jersey
September 5, 2008